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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Mobility Electronics, Inc.:

We consent to the use of our report dated March 2, 2001, on the consolidated financial statements of Mobility Electronics, Inc. and subsidiary as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, included herein and to the reference to our firm under the headings, "Selected Consolidated Financial Data" and "Experts" in the prospectus.


                                                            /s/ KPMG LLP

Phoenix, Arizona
March 29, 2001